UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2006
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On January 21, 2006, A. Schulman, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved a modified Dutch auction self-tender offer for up to 8.75 million shares of the Company’s common stock, par value $1.00 per share (“Shares”), at a price between $21.00 and $24.00 per Share. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The closing price of the Shares on February 17, 2006, the last trading day preceding the announcement, was $24.77 per share. The Company expects to commence the self-tender offer on or about March 1, 2006, and will keep the tender offer open at least 20 business days after commencement. Credit Suisse Securities (USA) LLC is acting as the dealer manager for the tender offer.
     The Company intends to finance the tender through senior credit facilities which JPMorgan Chase Bank National Association has committed to provide. Commencement of the tender is conditioned on execution of these credit facilities, which the Company expects to occur by February 28, 2006.
     The Company’s directors and executive officers, other than James A. Mitarotonda, have advised the Company that they do not intend to tender any of their shares in the tender offer. Mr. Mitarotonda, a director of the Company, is the Chairman and CEO of Barington Capital Group L.P. (“Barington”). Barington represents a group of investors that has filed a Schedule 13D with the Securities and Exchange Commission. Barington has not indicated whether it or any other member of its investor group will participate in the tender offer.
     The tender offer will be subject to a number of terms and conditions which will be described in the offer to purchase that will be distributed to stockholders. None of the Company, its officers nor the dealer manager will make any recommendation to stockholders on whether or not to tender their shares. Stockholders must decide how many shares they will tender, if any.
     This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this Form 8-K has not commenced. At the time the offer is commenced, the Company will file a tender offer statement with the Securities and Exchange Commission (“SEC”). The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s web site, www.sec.gov.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d)      Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 21, 2006

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Robert A. Stefanko
Robert A. Stefanko
Vice President — Finance and Administration

     Date: February 21, 2006

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